Exhibit 99.1

Sourcefire® Announces 2008 First Quarter Results

Revenues Grow 31% from Year Ago Level to $13.7 Million

Gross Profit Remains Strong at 78% of Revenues

COLUMBIA, Md.--(BUSINESS WIRE)--Open source innovator and Snort® creator, Sourcefire, Inc. (Nasdaq:FIRE), a leader in Enterprise Threat Management, today announced financial results for its first fiscal quarter ended March 31, 2008.

Commenting on the first quarter results, Wayne Jackson, Sourcefire’s Chief Executive Officer stated, “We had a very solid first quarter considering our expected seasonality, highlighted by 20 six-figure transactions. During the quarter we closed 67 repeat customer product purchases and achieved new-customer wins in virtually every sector of our market.”

Financial Highlights

  Total Revenues - Revenues for the first quarter of 2008 were $13.7 million, compared to $10.5 million in the first quarter of 2007, an increase of 31%.
  Gross Profit - Gross profit for the first quarter of 2008 increased 30% to $10.6 million, or 78% of revenues, compared to $8.2 million, or 78% of revenues, in the first quarter of 2007.
  Net Loss - the Company’s net loss, determined in accordance with generally accepted accounting principles (GAAP), for the first quarter of 2008 was $3.5 million, compared with GAAP net loss of $2.5 million in the first quarter of 2007.
  Net Loss Attributable to Common Stockholders - GAAP net loss attributable to common stockholders was $3.5 million in the first quarter of 2008, or a loss of $0.14 per share, compared with GAAP net loss attributable to common stockholders which includes the accretion of our preferred stock up until the time of our initial public offering of $3.4 million, or a loss of $0.39 per share, in the first quarter of 2007.
  Balance Sheet - As of March 31, 2008 the Company’s cash, cash equivalents and available-for-sale investments totaled $108.0 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Sourcefire’s management excludes certain charges and credits that are required by GAAP. These non-GAAP results provide useful information to both management and investors by excluding expenses which we believe may not be indicative of the Company’s core operating results. These items share one or more of the following characteristics: they are unusual and Sourcefire does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; or they are unrelated to the ongoing operation of the business in the ordinary course. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

  Adjusted Net Loss - Adjusted net loss, which excludes stock-based compensation expense and severance expense related to the expected transition of Wayne Jackson from his position as the Company’s chief executive officer, was $2.3 million, or a loss of $0.09 per share, in the first quarter of 2008, compared to an adjusted net loss of $2.0 million, or a loss of $0.23 per share, in the first quarter of 2007.

Recent Company Highlights

  Positioned in the Leaders Quadrant of Network Intrusion Prevention Appliances Magic Quadrant Report - Gartner, Inc. has positioned the Company in the Leaders Quadrant of the "Magic Quadrant for Network Intrusion Prevention System Appliances, 1H08"* report. The Magic Quadrant evaluates vendors based on their vision and ability to execute and positions them in one of the following quadrants: Leaders, Visionaries, Challengers or Niche Players.
  Earned Network Intrusion Prevention System Certification from ICSA Labs - the Sourcefire 3D System's 3D3800 Sensor has received Network Intrusion Prevention System (IPS) certification from ICSA Labs, an independent division of Verizon Business.
  Named Reader Trust Finalist in 2008 SC Magazine Awards - the Sourcefire 3D™ System, Snort and ClamAV™ are all Reader Trust finalists in the 2008 SC Magazine Awards program, which recognizes outstanding achievement in information-technology (IT) security. Open source Snort and the Sourcefire 3D System were named Best Intrusion Detection/Prevention Solution finalists and ClamAV was named a finalist in the Anti-Malware Solution category.
  Awarded Tomorrow's Technology Today Winner for Sourcefire RUA™ – Sourcefire’s Real-Time User Awareness (RUA) was named a 2007 Tomorrow's Technology Today Award winner by Info Security Products Guide. RUA's unique user identification capabilities enable customers with faster security decision-making.
  Voted '2008 Hot Company' at Technosium 2008 Executive Summit – Sourcefire has been voted a '2008 Hot Company' by Network Products Guide, a leading publication on technologies and solutions.
  Recognized as a SmartCEO Future 50 Winner - Sourcefire has been named to the Baltimore SmartCEO Future 50. The Future 50 recognizes the Baltimore-area's fastest growing organizations, based on employee and revenue growth over the past three years. The 50 companies chosen by SmartCEO employ 5,500 employees locally and generated over $2 billion in combined revenue over the three-year period.

  Nominated for Three SC Magazine Awards - Sourcefire, the Sourcefire 3D™ System and Snort have all been nominated for the SC Magazine Awards 2008 Europe, which are designed to reward excellence and innovation in the IT Security industry. In the Product Awards, Snort is nominated for "Best Network Security" category and the Sourcefire 3D System is nominated for "Best Security Management." In the Professional Awards, Sourcefire is nominated for "Best Security Company."

Second Quarter 2008 Outlook

Based on information as of April 30, 2008, Sourcefire is establishing guidance for the second quarter of 2008 for revenue in the range of $13.7 million to $14.7 million, basic net loss per share in the range of $0.09 to $0.13 and adjusted net loss per share in the range of $0.05 to $0.09. Our forecast of adjusted net loss per share excludes stock compensation expense in the range of $950,000 to $1,050,000.

Conference Call and Webcast

On Thursday, May 1, 2008 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these first quarter results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 888-396-2384
Calling from other countries: 617-847-8711
Pass code: 72500755

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach – Discover, Determine, Defend – to securing real networks. The Sourcefire 3D™ System is the first to unify IPS, NBA, NAC and Vulnerability Assessment technologies under the same management console. This ETM approach equips customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

The following product categories are represented by the acronyms: Intrusion Prevention System (IPS); Network Behavior Analysis (NBA); Network Access Control (NAC); Vulnerability Assessment (VA).

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D™, RNA™, DAEMONLOGGER™, CLAMAV™, SOURCEFIRE SOLUTIONS NETWORK™, and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

*Gartner Research "Magic Quadrant for Network Intrusion Prevention System Appliances, 1H08" by Greg Young and John Pescatore, February 14, 2008.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our expectations regarding our financial results for the second quarter of 2008. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that our outlook for the second quarter of 2008 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2008	2007
Revenue:
Products	$6,851	$5,650
Technical support and professional services	6,800	4,805
Total revenue	13,651	10,455
Cost of revenue:
Products	1,997	1,556
Technical support and professional services	1,041	728
Total cost of revenue	3,038	2,284

Gross profit	10,613	8,171

Operating expenses:
Research and development	3,111	2,501
Sales and marketing	7,234	5,947
General and administrative	4,414	2,328
Depreciation and amortization	492	362
Total operating expenses	15,251	11,138
Loss from operations	(4,638)	(2,967)
Other income, net	1,204	491
Loss before income taxes	(3,434)	(2,476)
Income tax expense	(62)	(12)
Net loss	(3,496)	(2,488)
Accretion of preferred stock	-	(870)
Net loss attributable to common stockholders	$(3,496)	$(3,358)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.14)	$(0.39)

Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	24,766,375	8,623,982

Note: Compensation cost under SFAS 123(R) for the three months ended March 31, 2008 and 2007 is included in the Consolidated Statements of Operations as follows (in thousands):
(unaudited)	Three Months Ended March 31,
	2008	2007
Cost of revenue (product)	$7	$2
Cost of revenue (services)	21	6
Stock-based compensation expense included in cost of revenue	28	8

Research and development	174	81
Sales and marketing	343	209
General and administrative	377	226
Stock-based compensation included in operating expenses	894	516
Total stock-based compensation expense	$922	$524

Sourcefire, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2008	2007
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$44,961	$33,071
Short-term investments	58,995	69,816
Accounts receivable, net of allowance for doubtful accounts of $110 in 2008 and $160 in 2007	13,979	20,689
Inventory	6,105	4,863
Prepaid expenses and other current assets	2,317	2,651
Total current assets	126,357	131,090

Property and equipment, net	5,211	4,041
Intangible assets, net of accumulated amortization	560	592
Investments	4,065	4,140
Restricted cash	1,017	1,000
Other assets	986	815
Total assets	$138,196	$141,678

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,037	$5,930
Accrued compensation and related expenses	3,423	3,151
Other accrued expenses	1,965	1,458
Current portion of deferred revenue	18,283	18,417
Other current liabilities	582	832
Total current liabilities	28,290	29,788

Deferred revenue, less current portion	2,707	2,610
Other long-term liabilities	89	86
Total liabilities	31,086	32,484
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value; 240,000,000 shares authorized; 24,984,928 and 24,642,433 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	24	24
Additional paid-in capital	154,802	153,693
Accumulated deficit	(48,019)	(44,523)
Accumulated other comprehensive income	303	-
Total stockholders' equity	107,110	109,194
Total liabilities and stockholders' equity	$138,196	$141,678

Sourcefire, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2008	2007
Operating activities
Net loss	$(3,496)	$(2,488)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	499	370
Provision for doubtful accounts	(1)	(16)
Non-cash stock-based compensation	922	524
Amortization of premium on investments	(345)	(123)
Realized gain from sale of investments	(23)	-
Changes in operating assets and liabilities:
Accounts receivable	6,710	5,547
Inventory	(1,187)	(1,284)
Prepaid expenses and other assets	163	(1,350)
Accounts payable	(1,893)	(537)
Accrued expenses	779	82
Deferred revenue	(37)	1,216
Other liabilities	(247)	235
Net cash provided by operating activities	1,844	2,176

Investing activities
Purchase of property and equipment	(1,692)	(1,263)
Purchase of investments	(19,162)	(5,950)
Proceeds from maturities of investments	27,500	7,150
Proceeds from sales of investments	3,230	-
Increase in restricted cash	(17)	-
Net cash provided by (used in) investing activities	9,859	(63)

Financing activities
Borrowings of long-term debt	-	113
Repayments of long-term debt	-	(1,424)
Proceeds from issuance of common stock, net of underwriters' discount of $6,495	-	86,288
Proceeds from exercise of stock options	177	12
Excess tax benefits relating to share-based payments	10	-
Payment of equity offering costs	-	(878)
Net cash provided by financing activities	187	84,111
Net increase in cash and cash equivalents	11,890	86,224
Cash and cash equivalents at beginning of period	33,071	13,029
Cash and cash equivalents at end of period	$44,961	$99,253

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2008	2007
Reconciliation to adjusted net income (loss):
Net loss	(3,496)	(2,488)
Stock-based compensation expense	922	524
Severance expense	316	-
Adjusted net loss	$(2,258)	$(1,964)

Adjusted net loss per share	$(0.09)	$(0.23)

Basic and diluted weighted average number of shares	24,766,375	8,623,982

CONTACT:
Investor Contact:
Sourcefire, Inc.
Tania Almond
Investor Relations Officer
410-423-1919
tania.almond@sourcefire.com
or
Media Contact:
Welz & Weisel Communications
Tony Welz
Principal
703-218-3555 x226
tony@w2comm.com